ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller, Secretary of State, State of Nevada	20100622325-33
	Filing Date and Time: 08/19/2010 1:10 PM
	Entity Number: E0403362010-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Hazlo! Technologies, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Silver State Legal (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: ___ City: ___ Nevada Zip Code: ___ Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ 0.001 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Alejandra J. De La Torre (Name) 1735 N. Flint Ridge Drive (Street Address), Tucson (City), AZ (State), 85715 (Zip Code) 2) Michael A. Klinicki (Name) 9181 S. Antler Crest Drive (Street Address), Vail (City), AZ (State), 85641 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Michael A. Klinicki (Name) — X [signature] (Incorporator Signature) 9181 S. Antler Crest Drive (Address), Vail (City), AZ (State), 85641 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 8/19/10 (Date)

This form must be accompanied by appropriate fees.